Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED BY “[REDACTED]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 3, 2021 by and between Medicine Man Technologies, Inc., d/b/a Schwazze, a Nevada corporation (the “Company”), Double Brow, LLC, a Colorado limited liability company (“Double Brow”), Mission Holding, LLC, a Colorado limited liability company (“Mission”), SCG Holding, LLC, a Colorado limited liability company (“SCG”), Schwazze Colorado LLC, a Colorado limited liability company (“Schwazze Colorado”), Schwazze Biosciences, LLC, a Colorado limited liability company (“Schwazze Bio”), SBUD LLC, a Colorado limited liability company (“SBUD”), Medicine Man Consulting, Inc., a Colorado corporation (“Consulting”), Two J’s LLC d/b/a The Big Tomato, a Colorado limited liability company (“Two J’s”), Mesa Organics Ltd. d/b/a Star Buds/Purplebee’s, a Colorado limited liability company (“Mesa I”), Mesa Organics II Ltd, a Colorado limited liability company (“Mesa II”), Mesa Organics III Ltd, a Colorado limited liability company (“Mesa III”), Mesa Organics IV Ltd, a Colorado limited liability company (“Mesa IV”), Schwazze IP Holdco LLC, a Colorado limited liability company (“Schwazze IP”), MIH Manager LLC, a Colorado limited liability company (“MIH”), Emerald Fields Merger Sub, LLC, a Colorado limited liability company (“Emerald Fields”), PBS Holdco LLC, d/b/a Star Buds/Purplebee’s, a Colorado limited liability company (“PBS Holdco”), Nuevo Holding, LLC, a New Mexico limited liability company (“Nuevo Holding”), Nuevo Elemental Holding, LLC, a New Mexico limited liability company (“Nuevo Elemental”), and Schwazze New Mexico, LLC, a New Mexico limited liability company (“Schwazze New Mexico” and, collectively with Double Brow, Mission, SCG, Schwazze Colorado, Schwazze Bio, SBUD, Consulting, Two J’s, Mesa I, Mesa II, Mesa III, Mesa IV, Schwazze IP, MIH, Emerald Fields, PBS Holdco, Nuevo Holding, and Nuevo Elemental, the “Guarantors”) and each of the investors listed on the signature pages hereto (each individually a “Buyer” or “Holder” and collectively, the “Buyers” or the “Holders”).

WHEREAS:

A.       The Company and the Buyers, severally and not jointly, are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC (as defined below) thereunder (the “1933 Act” or the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.       The Company has authorized a new series of 13% Senior Secured Convertible Notes due five years after issuance in 2026 (the “Notes”) pursuant to the Indenture, in the form attached hereto as Exhibit A, to be dated as of the Closing (as defined below) (the “Indenture”) by and among the Company, the Guarantors, Ankura Trust Company, LLC, as trustee (the “Trustee”), and Chicago Atlantic Admin, LLC, as collateral agent (the “Collateral Agent”), which Notes will be convertible into shares of the Company’s common stock, par value $0.001 per share (together with any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock, the “Common Stock”) (such underlying shares of Common Stock issuable pursuant to the terms of the Notes, including upon conversion, redemption, payment of interest or otherwise, collectively, the “Underlying Shares,” and such Underlying Shares together with the Notes, collectively, the “Securities”).

C.       The Buyers, severally and not jointly, desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, Notes in the aggregate principal amount of $95,000,000.00 (“Principal Amount”), for a purchase price reflecting a 2% original issue discount.

D.       At the Closing (as defined below), the Company and the Guarantors will execute and deliver (i) a Security Agreement among the Company, the Guarantors and the Collateral Agent, in the form attached hereto as Exhibit B (the “Security Agreement”), pursuant to which the Company and each Guarantor will agree to grant a security interest to the Holders in the assets identified therein, and (ii) an Intercreditor Agreement among the Company, the Guarantors, the Collateral Agent, GGG Partners LLC (as collateral agent for the Credit Agreement Secured Parties (as defined therein)), Colorado Health Consultants, LLC, StarBuds Aurora, LLC, SB Arapahoe, LLC, StarBuds Commerce City, LLC, StarBuds Pueblo, LLC, StarBuds Alameda, LLC, Citi-MED, LLC, StarBuds Louisville, LLC, KEW LLC, Lucky Ticket, LLC, StarBuds Niwot, LLC, LM MJC LLC, Mountain View 44th LLC and Naser Joudeh, as collateral agent for the Star Buds Seller Secured Parties (as defined therein).

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NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

1.               PURCHASE AND SALE OF SHARES.

(a)             Purchase of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below at the Closing, the Company shall issue and sell to each Buyer severally, but not jointly, and each Buyer, severally and not jointly, agrees to purchase from the Company on the Closing, a Note in the original principal amount as is set forth under “Original Principal Amount of Notes” on such Buyer’s signature page hereto as executed by such Buyer on the terms set forth herein.

(b)             Closing. The date of the closing shall be on such date and time as is mutually agreed to by the Company and the Buyers after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below (the “Closing”), and the Closing shall be undertaken remotely by electronic transfer of Closing documentation.

(c)             Purchase Price. The purchase price for the Notes to be purchased by each Buyer (the “Purchase Price”) shall be 98% of the amount set forth under “Original Principal Amount of Notes” on such Buyer’s signature page hereto.

(d)             Form of Payment. On or before the Closing, (i) each Buyer shall pay its aggregate Purchase Price to the Company for the Note to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions; and (ii) the Company shall deliver or cause to be delivered to each Buyer such Buyer’s Note duly executed on behalf of the Company.

2.               BUYERS’ REPRESENTATIONS AND WARRANTIES. Each Buyer, for itself and for no other Buyer, represents and warrants to the Company that, as of the date hereof and as of the Closing (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)             No Public Sale or Distribution. The Buyer is (i) acquiring the Note, and (ii) when issued in accordance with the terms of the Note, will acquire the Underlying Shares, in the ordinary course of its business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, except as otherwise set forth herein or the other Transaction Documents (as defined in Section 3(b)), the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used herein, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(b)             Buyer Status and Experience. The Buyer is, and on each date on which the Buyer acquires any Underlying Shares, it will be, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (“Accredited Investor”). The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(c)             Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

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(d)             Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and receive answers from the Company concerning the terms and conditions of the offering of the Securities, the merits and risks of investing in the Securities and the business, finances and operation of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk, including the risks outlined in the Company’s filings with the SEC. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Buyer acknowledges and agrees that neither the Company, any Guarantor nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company or its Subsidiaries except for the representations and warranties contained in Section 3 of this Agreement and in Article IV of the Security Agreement.

(e)             No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)              Transfer or Resale. The Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided herein, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account with a FINRA registered broker/dealer or other loan or financing arrangement with an Accredited Investor secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if the Buyer effects such a pledge of Securities it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including this Section 2(f).

(g)             Legends. The Buyer understands that the Securities are “restricted securities” under applicable federal and state securities laws and that certificates or other instruments representing Securities, except as set forth in the Indenture, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A FINRA REGISTERED BROKER/DEALER OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

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[THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE] [THE SECURITIES REPRESENTED BY THIS CERTIFICATE] ARE SUBJECT TO THE TERMS AND PROVISIONS OF (A) THE ARTICLES OF INCORPORATION OF THE CORPORATION, AS AMENDED FROM TIME TO TIME, INCLUDING, WITHOUT LIMITATION, THE CERTIFICATES OF DESIGNATION RELATING TO ALL SERIES OF PREFERRED STOCK, AND THE RELATIVE RIGHTS, PREFERENCES, RESTRICTIONS, DESIGNATIONS, QUALIFICATIONS AND PRIVILEGES SET FORTH THEREIN AND IMPOSED THEREON AND UPON THE HOLDERS THEREOF, AND (B) THE BYLAWS OF THE CORPORATION, AS AMENDED FROM TIME TO TIME, TO ALL OF WHICH TERMS AND PROVISIONS THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, ASSENTS.]

COPIES OF SUCH DOCUMENTS ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND ARE MADE A PART HEREOF AS THOUGH FULLY SET FORTH ON THIS CERTIFICATE.

(h)             Validity; Enforcement. The Buyer is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. This Agreement and each other Transaction Document to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and constitutes the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)              No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and each other Transaction Document to which the Buyer is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(j)              Residency. The Buyer is a resident of the jurisdiction specified on such Buyer’s signature page hereto.

(k)             No Conflicts with Sanctions Laws. Neither the Buyer nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Buyer is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Departments of State or Commerce, and including the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List” (collectively “Blocked Persons”)) or the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions Laws”); neither the Buyer, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Buyer is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); neither the Buyer nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Buyer, acting in any capacity in connection with the operations of the Buyer, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws. No action of the Buyer in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof will result in a violation by any Person of Sanctions Laws. For the past five years, the Buyer has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(l)              IRS Tax Documents. The Buyer is delivering, contemporaneously with the execution of this Agreement either an IRS Form W-9 or the applicable IRS Form W-8.

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(m)           No Disqualification Events. The Buyer is not, and if the Buyer is an entity, none of its directors, executive officers, general partners, managers, managing members or beneficial owners of 20% of the Buyer’s outstanding voting equity securities, calculated on the basis of voting power, is, and on each date on which the Buyer acquires any Underlying Shares, none of them will be, subject to any “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event (i) contemplated by Rule 506(d)(2) under the Securities Act, and (ii) a description of which has been furnished in writing to the Company before the date hereof.

(n)             No Marijuana Bad Actors. The Buyer is not, and on each date on which the Buyer acquires any Underlying Shares, the Buyer will not be “Bad Actor” as defined in Code of Colorado Regulations, 1 CCR 212-3.

3.               REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company and the Guarantors, jointly and severally, represent and warrant to each of the Buyers that, as of the date hereof and as of the Closing:

(a)             Organization and Qualification. The Company and each of its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority of the voting securities or similar interests), are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any fact, occurrence, circumstance, event or change that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents. The Company has no Subsidiaries except as set forth in Schedule 3(a). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth in Schedule 3(a), are owned by the Company or another Subsidiary, if any, free and clear of all liens, preemptive or similar rights, mortgages, defects, claims, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively, “Liens”) and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(b)             Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture, the Security Agreement, the Intercreditor Agreement(s), and each of the other agreements entered into by the parties hereto and the Guarantors in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. Each Guarantor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and each Guarantor, and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company and each Guarantor, and other than (i) as set forth in Schedule 3(b), (ii) a Form D with the SEC and any other filings as may be required by any state securities agencies, and (iii) the 8-K Filing (as defined below) (collectively, the “Required Filings and Approvals”), no filing, consent or authorization is required by the Company, any of the Guarantors, their respective Board of Directors or their respective stockholders for the execution and delivery of this Agreement and the other Transaction Documents and consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and the Guarantors, and, when duly authenticated by the Trustee in accordance with the terms of the Indenture, will constitute the legal, valid and binding obligations of the Company and the Guarantors, enforceable against the Company and each of the Guarantors in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. Except as set forth in Schedule 3(b) there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the actual knowledge after reasonable inquiry of the Company’s chief executive officer, chief financial officer and general counsel, but without any obligation to conduct investigation of anyone outside of the Company or its Subsidiaries (collectively, the “Company’s Knowledge”), between or among any of the Company’s stockholders.

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(c)             Issuance of Securities. The issuance of the Securities is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Securities shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 100% of the sum of the maximum number of Underlying Shares issuable upon conversion of the Notes (assuming for purposes hereof that (x) the Notes are convertible at the Conversion Price (as defined in the Notes) as of the Closing and (y) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes). Upon issuance in accordance with the Notes and after the making and receipt of the Required Filings and Approvals, the Underlying Shares, respectively, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)             No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the Guarantors and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby (including the issuance of the Notes and the reservation for issuance and issuance of Underlying Shares) will not (i) result in a violation of the Articles of Incorporation (as defined below) or Bylaws (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) except as set forth in Schedule 3(d), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, other than conflicts or defaults that would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTCQX market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, assuming, with respect to subsections (ii) and (iii), the making and receipt of the Required Filings and Approvals.

(e)             Consents. Other than the Required Filings and Approvals, neither the Company nor any Guarantor is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Other than the Required Filings and Approvals, all consents, authorizations, orders, filings and registrations which the Company or any of the Guarantors is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing (or in the case of filings detailed above, will be made timely after the Closing), and the Company and the Guarantors are unaware of any facts or circumstances which might prevent the Company or any of the Guarantors from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to the suspension of quotation of the Common Stock on the Principal Market in the foreseeable future. The issuance by the Company of the Securities shall not have the effect of suspending of quotation of the Common Stock on the Principal Market.

(f)              Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that, except as set forth in Schedule 3(f), each Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144), if any, or (iii) to the Company’s Knowledge, a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that, except as set forth in Schedule 3(f), each Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity), if any, with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyers or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyers’ purchase of the Securities. The Company further represents to the Buyers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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(g)             No General Solicitation; Placement Agent Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including placement agent fees payable to the Benchmark Company LLC, as placement agent (the “Placement Agent”), in connection with the sale of the Securities. The fees and expenses of the Placement Agent to be paid by the Company or any of its Subsidiaries are as set forth in Schedule 3(g). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorney's fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(h)             No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or caused this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or under any applicable stockholder approval provisions, including under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, any of their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act.

(i)              Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its formation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including the Company’s issuance of the Securities and the Buyers’ ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(j)              SEC Documents; Financial Statements. Except as disclosed in Schedule 3(j), during the two years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to each Buyer or its representatives, upon request, true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act applicable to the Company and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries, as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in material compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

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(k)             Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no Material Adverse Effect. Except as disclosed in Schedule 3(k), since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor to the Company’s Knowledge does the Company or any Subsidiary believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries as a whole are not, as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, with respect to any Person, (w) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(q)), (x) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (y) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (z) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l)              No Undisclosed Events, Liabilities, Developments or Circumstances. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries, or their respective business, properties, prospects, operations or financial condition, that would constitute a Material Adverse Effect.

(m)           Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Articles of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. The Company and each of its Subsidiaries have been in material compliance with all Applicable Laws (as defined below) since the incorporation of the Company and will continue to operate in compliance with all Applicable Laws. “Applicable Law” means applicable provisions of federal, state or local law (including common law), statute, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or governmental authority legally binding on the Company, its properties, its Subsidiaries, or their properties, including applicable state or local laws with respect to cannabis, all as may be amended, but excluding the Controlled Substances Act (21 U.S.C. §801, et. seq.) federal law that prohibits the cultivation, processing, transportation, sale or possession of Cannabis or parts of Cannabis including particular cannabinoids, the sale or possession of cannabis paraphernalia, or advertising the sale of Cannabis, products containing Cannabis, or Cannabis paraphernalia. “Cannabis” means a plant in the genus Cannabis including Cannabis sativa, Cannabis indica, Cannabis ruderalis, and all subspecies, hybrids, or yet to be discovered subspecies and hybrids, and including the federal law definitions of Marijuana. “Marijuana” means any material, compound, derivative, mixture, product or preparation that contains any quantity of the substances listed on Schedule 1 of the Controlled Substances Act or in its implementing regulations, including 21 C.F.R. § 1308.11, 21 U.S.C. § 802(6) as “Marijuana” or “Tetrahydrocannabinols,” except Hemp, as defined in 7 U.S.C. § 1639o and except Cannabis Plant Materials defined in 21 C.F.R. 1308.35 or which contains any of their salts, isomers and salts of isomers, or any derivative or mixture thereof or any synthetic equivalent or which would be a “controlled substance analogue” manufactured, formulated, sold, distributed, or marketed with the intent to avoid the provisions of existing drug laws as defined under 21 U.S.C. § 813. The Company and each of its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct their respective businesses. All such certificates, authorizations and permits are valid and in full force and effect. During the period since the Company’s Common Stock was designated for quotation on the Principal Market, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension of quotation of the Common Stock on the Principal Market.

(n)             Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

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(o)             Transactions With Affiliates. Except as set forth in Schedule 3(o), none of the current officers, directors or employees (including any family member or affiliate thereof) of the Company or any of its Subsidiaries is presently a party to (or has previously been a party to) any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of goods or services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s Knowledge, any corporation, partnership, trust or other Person in which any such officer, director, or employee (or family member or affiliate thereof) has a substantial interest or is an employee, officer, director, trustee or partner.

(p)             Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 250,000,000 shares of Common Stock, of which as of the date hereof, 44,400,852 are issued and outstanding, 18,500,000 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 94,253,270 shares are reserved for issuance pursuant to securities (other than the aforementioned options and the Notes) exercisable or exchangeable for, or convertible into, Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, 110,000 of which are designated and 82,838 or which are issued and outstanding. 517,044 shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized, validly issued and are fully paid and nonassessable. 9,664,080 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act) of the Company or any of its Subsidiaries. (i) Except as disclosed in Schedule 3(p), none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) except as disclosed in Schedule 3(p), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries, is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) except as disclosed in Schedule 3(p), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries, is or may become bound; (iv) except as disclosed in Schedule 3(p), there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) except as disclosed in Schedule 3(p), there are no agreements or arrangements (other than as set forth herein) under which the Company or any of its Subsidiaries, is obligated to register the sale of any of their securities under the 1933 Act; (vi) except as disclosed in Schedule 3(p), there are no outstanding securities or instruments of the Company or any of its Subsidiaries, which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Underlying Shares; (viii) except as disclosed in Schedule 3(p), neither the Company nor any Subsidiary, if any, has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any material non-public information, including any material liabilities or obligations, that are required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents. True, correct and complete copies of the Company’s articles of incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto have heretofore been filed as part of the SEC Documents. Except as set forth in Schedule 3(p), each outstanding stock option granted by the Company was granted (x) in accordance with the terms of the applicable stock option plan of the Company and (y) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and Applicable Law. To the Company’s Knowledge, no stock option granted under the Company’s stock option plan has been backdated. To the Company’s Knowledge, the Company has not granted, and there is no and has been no policy or practice of the Company to grant, stock options prior to, or otherwise coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

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(q)             Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed in Schedule 3(q), has any outstanding Indebtedness (as defined below), (ii) except as disclosed in the SEC Documents and in Schedule 3(q), is a party to any material definitive agreement (as defined in Item 1.01(b) of the Current Report on Form 8-K), or (iii) neither the Company nor any Subsidiary, nor any other party to a material definitive agreement (as defined in Item 1.01(b) of the Current Report on Form 8-K) is in material violation of any term of, or in default under, such material definitive agreement, including any material definitive agreement relating to any Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including “capital leases” in accordance with GAAP, consistently applied during the periods involved) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, capital lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(r)              Absence of Litigation. Except as set forth in the SEC Documents, there is no material action, suit, proceeding, inquiry or investigation before or by the Principal Market or any court, public board, arbitrator, panel, government agency, self-regulatory organization or body pending, or, to the Company’s Knowledge, threatened, against or affecting the Company or any of its Subsidiaries, or, to the Company’s Knowledge, any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such. To the Company’s Knowledge, no director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the Company’s Knowledge, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any governmental entity.

(s)             Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all material foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books adequate reserves for the payment of all unpaid taxes. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, except for those being contested in good faith, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

(t)              Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied during the periods involved, and Applicable Law, and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries, has received any written notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

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(u)             Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise has had or would be reasonably likely to have a Material Adverse Effect.

(v)             Investment Company Status. Neither the Company nor any of its Subsidiaries, is, and upon consummation of the sale of the Securities, and for so long as the Buyers hold any Securities, will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(w)           Acknowledgement Regarding Buyers’ Trading Activity. The Company acknowledges and agrees that, except as otherwise set forth herein or in any other Transaction Document, (i) the Buyers have not been asked to agree, nor have the Buyers agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) the Buyers, and counter-parties in “derivative” transactions to which any Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock; (iii) the Buyers shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction; and (iv) each Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that (a) the Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the documents executed in connection herewith.

(x)             Manipulation of Price. The Company has not, and, to the Company’s Knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than to placement agents), (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

(y)             Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the 1933 Act.

(z)             Compliance with Anti-Money Laundering Laws. Other than as a result of non-compliance with the Controlled Substances Act (21 U.S.C. §801, et. seq.) that prohibits the cultivation, processing, transportation, sale or possession of Cannabis or parts of Cannabis including particular cannabinoids, the sale or possession of Cannabis paraphernalia, or advertising the sale of Cannabis, products containing Cannabis, or Cannabis paraphernalia, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

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(aa)          Sanctions. Neither the Company nor any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Blocked Person or a Person that is currently the subject or the target of any sanctions under Sanctions Laws; neither the Company, any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates, is located, organized or resident in a Sanctioned Country; the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company and its Subsidiaries with applicable Sanctions Laws; neither the Company, any of its Subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries or affiliates, acting in any capacity in connection with the operations of the Company, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws; no action of the Company or any of its Subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any Subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

(bb)         Anti-Bribery. Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. Neither the Company, nor any of its Subsidiaries or affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its Subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any Applicable Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective Subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of the Company, nor any of its Subsidiaries or affiliates will directly or indirectly use the proceeds of the Securities or lend, contribute or otherwise make available such proceeds to any Subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company, its Subsidiaries or affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

(cc)          No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents.

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(dd)         Disclosure. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries, to the Buyers pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. Each press release issued by the Company or any of its Subsidiaries, during the twelve months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries, or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under Applicable Law, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting the transactions of securities of the Company. The Company acknowledges and agrees that the Buyers do not make and have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(ee)          No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder.

(ff)           Other Covered Persons. Except as set forth on Schedule 3(ff), the Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of Buyers or potential purchasers in connection with the sale of the Securities.

(gg)         Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. To the Company’s Knowledge, there is not any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the Company’s Knowledge, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights, except where such claim, action or proceeding is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice alleging any such infringement or claim, action or proceeding.

(hh)         Title. Each of the Company and its Subsidiaries holds good title to, or a valid leasehold interests in, all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries that is material to the business of the Company (the “Real Property”). Except as set forth on Schedule 3(hh), the Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Liens for current taxes not yet due and payable, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (c) those that are not likely to result in a Material Adverse Effect. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

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(ii)            Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, all material tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). Each of the Company’s and its Subsidiary’s Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Except as set forth on Schedule 3(ii), each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due and payable, and (ii) Liens that do not impair the present or anticipated use of the property subject thereto.

(jj)            Environmental Laws.

(i)              The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), other than those that are not likely to result in a Material Adverse Effect, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (A), (B) and (C), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii)            No Hazardous Materials:

(1)             to the Company’s Knowledge, have been disposed of or otherwise released by the Company or any of its Subsidiaries from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(2)             to the Company’s Knowledge, are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws. To the Company’s Knowledge, no prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a Material Adverse Effect.

(iii)          To the Company’s Knowledge, neither the Company nor any of its Subsidiaries knows of any other person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including such substances as asbestos and polychlorinated biphenyls.

(iv)           To the Company’s Knowledge, none of the Real Property is on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(kk)         Management. During the past five year period, to the Company’s Knowledge, no current named executive officer (as defined in Item 402 of Regulation S-K) or director has been the subject of:

(i)              a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner, or any corporation or business association of which such person was an executive officer;

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(ii)            a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)          any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)             Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2)             Engaging in any particular type of business practice; or

(3)             Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)           any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)             a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)           a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(ll)            Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; and (ii) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s Knowledge, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

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(mm)     Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the Company’s Knowledge, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. To the Company’s Knowledge, neither the Company nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(nn)         Transfer Taxes. All transfer, stamp, registration, court or documentary, recording, filing or other similar taxes (other than taxes imposed on or measured by net income (however denominated)) which are required to be paid by the Company in connection with the issuance and sale of the Notes to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with in all material respects.

(oo)         Insurance. The Company and each of its Subsidiaries, if any, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries, if any, are engaged. Neither the Company nor any such Subsidiary, if any, has been refused any insurance coverage sought or applied for and, to the Company’s Knowledge, neither the Company nor any such Subsidiary, if any, has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(pp)         Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the Company’s Knowledge, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non- competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(qq)         U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries, if any, is, or has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon a Buyer’s request.

(rr)           No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

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(ss)           Ranking of Notes(tt). Except as set forth in Schedule 3(ss), no Indebtedness of the Company, at the Closing, will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

4.               COVENANTS.

(a)             Commercially Reasonable Efforts. Each party hereto shall use commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6. The Company shall use commercially reasonable efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it.

(b)             Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyers promptly after such filing. The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing.

(c)             Reporting Status. Until the date on which no Buyer holds any Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act or SEC or SEC staff issued relief shall be considered timely for this purpose), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all actions necessary to maintain its eligibility to register the Underlying Shares for resale by the Buyers on Form S-1.

(d)             Use of Proceeds. Subject to the term of the Indenture, the Company will use the proceeds from the sale of the Securities (less reasonable fees and expenses of counsel to the Company, the fees and expenses set forth in Section 4(g), and the reasonable fees and expenses of the Placement Agent) for the Company’s M&A pipeline, the Company’s growth initiatives, and the Company’s general corporate purposes.

(e)             Financial Information. The Company agrees to send the following to the Buyers that hold Securities during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the 1934 Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)              Listing. The Company shall promptly secure the listing of all of the Underlying Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Underlying Shares from time to time issuable under the terms of the Notes. For so long as any Buyer owns any Securities, (i) the Company shall maintain the authorization for quotation of the Common Stock on the Principal Market or The New York Stock Exchange, the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market, the OTC Bulletin Board, or the OTCQB (or any successors to any of the foregoing) (“Trading Market”), and (ii) neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the suspension of quotation of the Common Stock on the Principal Market other than in connection with, as a result of or after listing of the Common Stock on another Trading Market. The Company shall use commercially reasonable efforts to list the Common Stock on the NEO Exchange within nine months after the issuance of the Notes. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

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(g)             Fees. The Company shall reimburse Kramer Levin Naftalis & Frankel LP, outside counsel to some of the Buyers (“Outside Counsel”), for all reasonable legal fees, in connection with Outside Counsel’s structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents and due diligence and regulatory filings in connection therewith (the “Transaction Expenses”). The Company shall be responsible for the payment of any placement agent fees, financial advisory fees, or broker’s commissions (other than those for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including any fees or commissions payable to placement agents, including any reasonable legal fees and expenses of such placement agents. The Company shall pay, and hold the Buyers harmless against, any liability, loss or expense (including reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h)             Disclosure of Transactions and Other Material Information. On or before 9:00 AM New York City time four Business Days after the date hereof, the Company shall (A) issue a press release disclosing all material terms of the transactions contemplated hereby and (B) file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents to the extent required by law (the “8-K Filing”). Subject to the foregoing, neither the Company nor its Subsidiaries nor the Buyers shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by Applicable Law. Except for any registration statement filed in accordance with this Agreement, the 8-K Filing and as required by Applicable Law and Trading Market regulations, without the prior written consent of a Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(i)              Notice of Disqualification Events. The Company will notify the Buyers in writing prior to the Closing of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(j)              Compliance with Cannabis Law. The Company shall take all action to comply with state cannabis laws and regulations, including making all requisite filings under such laws and regulations as and when required.

(k)             Registration Rights.

(i)              Shelf Registration.

(1)             Registration Requirement. The Company shall prepare and file a resale registration statement on Form S-3 under the Securities Act, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder (it being agreed that such registration statement shall be a registration statement filed for an offering to be made on a delayed or continuous basis pursuant to Rule 415 (or any successor rule)), including any post-effective amendment thereto, if then available to the Company, and if such Form S-3 is not then available to the Company, such resale registration statement shall be on Form S-1 or any similar or successor to such form under the Securities Act (the registration statement filed pursuant to this Section 4(k)(i)(1) being referred to as a “Shelf Registration Statement”)) for the resale of all or part of the Registrable Securities no later than January 7, 2022. As used in this Agreement, “Registrable Securities” means the Underlying Shares; provided, however, that Registrable Securities shall not include Underlying Shares (a) when a registration statement with respect to the sale of such Underlying Shares has become effective under the Securities Act and such Underlying Shares have been disposed of in accordance with such registration statement; (b) that have been sold pursuant to Rule 144 or other exemption from registration under the Securities Act; (c) that have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) that are eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1); (e) that are otherwise sold or transferred by a Holder in a transaction where its rights under this Agreement are not assigned; or (f) that have ceased to be outstanding.

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(2)             Effectiveness of the Registration Statement. The Company shall use reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC staff as soon as practical, but in no event later than 90 days after the Closing (or, if subject to a review by the SEC staff, 120 days after the Closing). Thereafter, the Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, including by filing any necessary post-effective amendments to such Shelf Registration Statement or a new Shelf Registration Statement, until the earlier of (x) the date on which all Registrable Securities have been sold pursuant to such Shelf Registration Statement or another Shelf Registration Statement filed under the Securities Act and (y) such time as the Registrable Securities no longer constitute Registrable Securities. A Holder shall provide notice to the Company prior to any use of the Shelf Registration Statement by such Holder, and shall provide the information required by, and comply with the obligations under Section 4(k)(iv) following the receipt of a Suspension Notice. Further, each Holder agrees to complete and execute all questionnaires and other documents reasonably required by the Company in order to prepare and file any Shelf Registration Statement.

(3)             Priority and Cutback.

(a)             The Buyers acknowledge that the Company has granted demand and piggyback registration rights to certain Persons other than the Buyers before the date hereof as set forth in Schedule 4(k)(i)(3) (each, a “Priority Right Holder”). If a Person other than a holder of Registrable Securities requests that the Company include shares of Common Stock held by such Person in a Shelf Registration Statement, then, to the extent required by the agreements set forth in Schedule 4(k)(i)(3) and each Priority Right Holder’s request thereunder, the Company will include in such Shelf Registration Statement (unless otherwise agreed by such Person): (i) first, the shares of Common Stock requested to be included therein by Priority Right Holders allocated pro rata among all such Priority Right Holders on the basis of the number of shares of Common Stock held by them, or in such manner as they may otherwise agree, (ii) second, the shares of Common Stock requested to be included therein by holders of Registrable Securities allocated pro rata among all such holders on the basis of the number of Registrable Securities held by them, or in such manner as they may otherwise agree; and (iii) third, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated pro rata among all such holders on the basis of the number of Registrable Securities held by them, or in such manner as they may otherwise agree.

(b)             Notwithstanding anything to the contrary contained in this Section 4(k), if the Company receives written comments from the SEC’s staff, and following discussions with and responses to the SEC staff in which the Company uses commercially reasonable efforts to cause as many Registrable Securities for as many Holders as possible to be included in a Shelf Registration Statement filed pursuant to Section 4(k)(i) on the form used for the Shelf Registration Statement and without characterizing any Holder as an underwriter, the Company is unable to cause the inclusion of all Registrable Securities, then the Company may, (i) remove from the Shelf Registration Statement such Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities, in each case as the SEC staff may require in order for the SEC staff to allow such Shelf Registration Statement to become effective; provided, however, that in no event may the Company name any Holder as an underwriter without such Holder’s prior written consent. Unless the SEC restrictions described in the foregoing sentence otherwise require, any cutback imposed pursuant to this 4(k)(i)(3)(b) will be allocated among the Registrable Securities of the Holders on a pro rata basis, or in such manner as they may otherwise agree, and consistent with the order of priority set forth in Section 4(k)(i)(3)(a) (unless otherwise agreed by the Priority Right Holders).

(4)             Sufficient Number of Shares Registered. Subject to Section 4(k)(i)(3), in the event that the number of shares available under a registration statement filed pursuant to this Agreement is insufficient to cover the maximum number of Registrable Securities to provide for the full conversion of the Notes (the “Required Registration Amount”) required to be covered by such registration statement, the Company shall amend the applicable registration statement, or file a new registration statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount, in each case, as soon as practicable, but in any event not later than 15 days after the necessity therefor arises. The Company shall use its commercially reasonable efforts to cause such amendment and/or new registration statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a registration statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the registration statement is less than the Required Registration Amount.

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(ii)            Registration Procedures. In connection with the registration of Registrable Securities under this Section 4(k) and subject to the other terms of this Section 4(k), the Company will as expeditiously as possible:

(1)             furnish to each seller of Registrable Securities such number of copies of a Shelf Registration Statement, each amendment and supplement thereto, the prospectus included in such Shelf Registration Statement (including each preliminary prospectus), any prospectus supplement, any documents incorporated by reference therein and such other documents as such seller may reasonably request for purposes of permitting such seller’s review in order to facilitate the disposition of the Registrable Securities owned by such seller;

(2)             use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as the holders of a majority of such Registrable Securities may reasonably request; use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective and to take any other action that may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) subject itself to taxation in any jurisdiction wherein it is not so subject or (C) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject);

(3)             promptly notify each seller of Registrable Securities and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Shelf Registration Statement or any posteffective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any material statement made in a Shelf Registration Statement or related prospectus or documents untrue or which requires the making of any material changes in such Shelf Registration Statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(4)             permit any seller of Registrable Securities included in a Shelf Registration Statement, which in such seller’s judgment, based on the advice of counsel, might reasonably be deemed to be a controlling person of the Company, to participate in the preparation of such Shelf Registration Statement, to the extent necessary, and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such seller and its counsel should be included; provided, however, that the Company shall not have any obligation to include such information if the Company reasonably believes in good faith that so doing would cause (i) the Shelf Registration Statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) a prospectus to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(5)             otherwise use its reasonable best efforts to comply with the Securities Act and all other applicable rules and regulations of the SEC, in connection with any Shelf Registration Statement, and make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a Shelf Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

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(6)             cooperate with the seller of Registrable Securities included in a Shelf Registration Statement to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any Shelf Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such seller may request as promptly as reasonably practicable prior to any sale of Registrable Securities and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Shelf Registration Statement a supply of such certificates;

(7)             use its reasonable best efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be listed on a Trading Market on which the Common Stock is then listed;

(8)             provide a transfer agent and registrar for all Registrable Securities;

(9)             reasonably cooperate with each seller of Registrable Securities included in a Shelf Registration Statement participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(10)         during the period when the prospectus included in any Shelf Registration Statement is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(11)         notify each seller of Registrable Securities included in a Shelf Registration Statement promptly of any request by the SEC for the amending or supplementing of such Shelf Registration Statement or the prospectus included in such Shelf Registration relating to such seller’s Registrable Securities; and

(12)         advise each seller of Registrable Securities included in a Shelf Registration Statement, promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of a Shelf Registration Statement relating to such seller’s Registrable Securities or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal as soon as practicable if such stop order should be issued.

(iii)          Information about Sellers. The Company may, from time to time, require any seller of Registrable Securities as to which any registration is being effected under this Section 4(k) to furnish to the Company in writing such information as the Company reasonably determines, based on the advice of counsel, is required or advised to be included in connection with such registration regarding such seller and the distribution of such Registrable Securities, and the Company may exclude from such registration the Registrable Securities of such seller if such seller fails to furnish such information within 15 days of receiving such request.

(iv)           Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company (1) of the happening of any event of the kind described in Section 4(k)(ii)(3)(B) or (C), or (2) that the Company is engaged in an activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, and the Company’s Board of Directors has determined in its reasonable good faith judgement that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Shelf Registration Statement would require at that time disclosure of such activity, transaction, preparations or negotiations and such disclosure could result in material harm to the Company or its business transactions or activities, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that the Company will not be required to provide any material non-public information to a Holder in connection with such notice unless such Holder agrees to maintain the disclosed information in confidence. The Company shall use commercially reasonable efforts to render the Advice as promptly as reasonably practicable. In any event, the Company shall not be entitled to deliver more than two Suspension Notices in any one year.

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(v)             Indemnification.

(1)             The Company agrees to indemnify, hold harmless and reimburse, to the fullest extent permitted by law, each Holder who is a seller of Registrable Securities included in a Shelf Registration Statement, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including reasonable attorneys' fees and disbursements (collectively, “Losses”) based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any prospectus or preliminary prospectus included in such Shelf Registration Statement or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading (including without limitation amounts reasonably paid in settlement of any related litigation, investigation, or proceeding (provided, however that such settlement is effected with the consent of the Company, which shall not be unreasonably withheld, conditioned, or delayed) and amounts reasonably incurred in investigating, preparing, or defending against any such litigation, investigation, or proceeding); provided, however, that the Company will have no obligation to provide any indemnification, hold harmless or provide any reimbursement under this Section 4(k)(v) to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in substantial conformity with information furnished in writing to the Company by such seller or any of such seller’s Affiliates (or on such seller's or its Affiliate's behalf) for use therein, or (y) the use by such seller or any of such seller’s Affiliates of any outdated or defective prospectus after the Company has notified such seller in writing that the prospectus is outdated or defective.

(2)             In connection with any Shelf Registration Statement covering Registrable Securities of a seller, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Shelf Registration Statement or any related prospectus, preliminary prospectus, amendment or supplement and, to the fullest extent permitted by law, each such seller will indemnify, hold harmless and reimburse, to the fullest extent permitted by law, the Company and each of its employees, advisors, agents, representatives, partners, officers and directors and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (“Company Indemnified Persons”) against any and all Losses based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any prospectus or preliminary prospectus included in such Shelf Registration Statement or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that (A) such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing to the Company by such seller or such seller’s Affiliates (or on such seller’s or such seller’s Affiliate’s behalf) specifically for inclusion in such Shelf Registration Statement, prospectus, preliminary prospectus, amendment or supplement, or (B) the use by such seller or any of such seller’s Affiliates of any outdated or defective prospectus after the Company has notified such seller in writing that the prospectus is outdated or defective, and each such Seller agree to reimburse the Company Indemnified Persons for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion and limited to the net amount received by such seller from the sale of Registrable Securities pursuant to such Shelf Registration Statement; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such Shelf Registration Statement, prospectus, preliminary prospectus, amendment or supplement, such seller has furnished in writing to the Company information expressly for use in such Shelf Registration Statement, prospectus, preliminary prospectus, amendment or supplement which corrected or made not misleading information previously furnished to the Company.

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(3)             Any Person entitled to indemnification under this Section 4(k)(v) will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure of any indemnified Person to notify an indemnifying party of any such claim shall not relieve the indemnifying party from any liability in respect of such claim that it may have to such indemnified Person under Section 4(k)(v) unless such failure shall have a material adverse effect on the indemnifying party), and (B) unless in such indemnified Person’s reasonable judgment a conflict of interest between such indemnified Person and the indemnifying party may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person; provided, however, that any Person entitled to indemnification Section 4(k)(v) shall have the right to employ separate counsel and to participate in the defense of such claim, but the reasonable and documented fees and expenses of such counsel shall be at the expense of such indemnified Person unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified Person without the indemnifying party’s consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to this Section 4(k)(v), such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified Person or (2) the indemnified Person otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all Persons indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified Person, a conflict of interest may exist between such indemnified Person and any other of such indemnified Persons with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(4)             Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 4(k)(i)(1) or Section 4(k)(v)(2) are unavailable to or insufficient to hold harmless an indemnified Person in respect of any Losses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified Person as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified Person in connection with the actions which resulted in the Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified Person, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(k)(v)(4) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4(k)(v)(4). The amount paid or payable by an indemnified party as a result of Losses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4(k)(v)(4), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any Shelf Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. As among Holders required to contribute under this Section 4(k)(v)(4), the Holders’ obligations in this Section 4(k)(v)(4) to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint. If indemnification is available under this Section 4(k)(v), the indemnifying party shall indemnify each indemnified Person to the full extent provided in Section 4(k)(v)(1) and 4(k)(v)(2) without regard to the relative fault of said indemnifying party or indemnified Person or any other equitable consideration provided for in this Section 4(k)(v)(4) subject, in the case of any Holder, to the limited dollar amounts set forth in Section 4(k)(v)(2).

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(5)             The indemnification and contribution provided for under this Section 4(k)(v) will not be available to an indemnified Person with respect to any Losses arising out of matters within the knowledge of such indemnified Person.

(6)             The indemnification and contribution provided by Section 8(k) are not available and will not apply to the Losses described in Section 4(k)(v)(1).

(vi)           Transfer of Registration Rights. The rights of each Holder under this Section 4(k) may be assigned or transferred to (i) any Affiliate transferee of such Holder’s Registrable Securities, (ii) third-party transferees of such Holder’s Registrable Securities that are not Affiliates of one another and that each acquire, or agree to acquire, an amount of Registrable Securities, and, in the case of both (i) and (ii), such Affiliate of the Holder or transferee enters into a Joinder Agreement, substantially in the form of Exhibit E hereto, or (iii) any assignee of a Buyer of its rights or obligations under this Agreement pursuant to Section 8(g) (collectively, a “Permitted Transferee”).

(vii)         Registration Expenses. All fees and expenses incident to the performance of or compliance with this Section 4(k) by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Shelf Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) in compliance with applicable state securities or blue sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with blue sky qualifications or exemptions of the Registrable Securities) and (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Section 4(k). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Section 4(k) (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

(viii)       Additional Interest. If during the time period set forth in the Indenture there shall not be continuously effective a registration statement under the Securities Act (and other registration or qualification under the securities or blue sky laws of such jurisdictions in the United States as the holders or prospective holders of a majority of the Common Stock issued or issuable upon conversion of the Notes may reasonably request) covering the resale of the number of Registrable Securities required to be covered under this Section 4(k), then the Company shall pay Additional Interest (as defined in the Indenture) on all or a portion of the principal amount of the Notes pursuant to the terms and conditions of the Indenture.

(l)              Closing Documents. The Company agrees to deliver, or cause to be delivered, in electronic form, a complete closing set of the executed Transaction Documents and any other documents required to be delivered to any party hereto pursuant to Section 6 hereof, (i) to the Outside Counsel within 14 calendar days after the Closing, and (ii) to a Buyer within 14 calendar days after request.

(m)           Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(n)             Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

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(o)             Post-Closing Obligations. As soon as practicable after the Closing, and in any event no later than December 15, 2021 (or such later date as agreed to by the Collateral Agent in writing, including by e-mail):

(i)              the Company will deliver to the Collateral Agent the original copy of a stock certificate representing the Company’s ownership of 100% of the issued and outstanding equity interests in Consulting together with an instrument of transfer covering such certificate duly executed in blank in form and substance reasonably satisfactory to the Collateral Agent;

(ii)            the Company will deliver a collateral assignment of insurance to the Collateral Agent in form and substance satisfactory to the Collateral Agent;

(iii)          the Company or the applicable Guarantor, will deliver to the Collateral Agent customary deposit account control agreements for each of the deposit accounts set forth in Schedule 4(o)(iii), in form and substance reasonably satisfactory to the Collateral Agent; provided, however, that the failure to deliver any such deposit account control agreement shall not constitute an Event of Default (as defined in the Indenture) provided that reasonable endeavors are used to obtain such deposit account control agreements;

(iv)           the Company and Emerald Fields, Nuevo Elemental, Nuevo Holding and Schwazze New Mexico will deliver to each Buyer the results of a recent lien, bankruptcy, United States Patent and Trademark Office (the “PTO”), tax and judgment search in each relevant jurisdiction with respect to Emerald Fields, Nuevo Elemental, Nuevo Holding and Schwazze New Mexico that shall reveal no Liens on any of the Collateral (as such term is defined in the Security Agreement) or other assets of Emerald Fields, Nuevo Elemental, Nuevo Holding and Schwazze New Mexico except, in the case of assets other than Collateral, for Permitted Liens (as such term is defined in the Security Agreement) and except for Liens discharged on or prior to the Closing; and

(v)             the Company will enter into a customary intellectual property security agreement with respect to the trademarks listed on Schedule 6 to the Security Agreement.

5.               CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a)             The obligation of the Company hereunder to issue and sell the Notes to the each Buyer at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyers with prior written notice thereof:

(i)              Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)            Each Buyer shall have delivered to the Company such Buyer’s aggregate Purchase Price for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)          The representations and warranties of each Buyer shall be true and correct as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing.

(iv)           The Trustee shall have duly executed the Indenture and delivered the same to the Company.

(v)             Each party hereto shall have executed the Security Agreement.

(vi)           Each party hereto and necessary third-party lienholders shall have executed Intercreditor Agreements.

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6.               CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a)             The obligation of each Buyer hereunder to purchase the Notes that such Buyer is purchasing at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for such Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)              The Company shall have duly executed and delivered to such Buyer (A) each of the executed Transaction Documents, including the Security Agreement, and all necessary Intercreditor Agreements, and (B) a Note in such original principal amount as is set forth under “Original Principal Amount of Notes” on such Buyer’s signature page hereto.

(ii)            Each Guarantor shall have duly executed and delivered to such Buyer each of the Transaction Documents to which such Guarantor is a party.

(iii)          The Trustee shall have duly executed the Indenture and delivered the same to the Company.

(iv)           The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit C.

(v)             The Common Stock (I) shall be designated for quotation on the Principal Market and (II) shall not have been suspended, as of such Closing, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of such Closing, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(vi)           The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit D.

(vii)         The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes and the consummation of the transactions contemplated hereby.

(viii)       The Company and each Guarantor other than Emerald Fields, Nuevo Elemental, Nuevo Holding and Schwazze New Mexico shall have delivered to such Buyer the results of a recent lien, bankruptcy, PTO, tax and judgment search in each relevant jurisdiction with respect to the Company and each of the Guarantors other than Emerald Fields, Nuevo Elemental, Nuevo Holding and Schwazze New Mexico, that shall reveal no Liens on any of the Collateral (as such term is defined in the Security Agreement) or other assets of the Company and the Guarantors other than Emerald Fields, Nuevo Elemental, Nuevo Holding and Schwazze New Mexico except, in the case of assets other than Collateral, for Permitted Liens (as such term is defined in the Security Agreement) and except for Liens to be discharged on or prior to the Closing pursuant to documentation reasonably satisfactory to the Buyer.

(ix)           The Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of each Buyer and the wire transfer instructions of the Company.

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(x)             The Buyer shall have received satisfactory evidence that each document (including any Uniform Commercial Code financing statements and appropriate filings with the PTO) required by the Transaction Documents or any legal requirement or reasonably requested by a Buyer or the Collateral Agent to be filed, registered, or recorded in order to create in favor of the Collateral Agent a perfected first priority lien on the Collateral described therein prior to and superior to the right of any other Person (other than with respect to liens expressly permitted under the Indenture and the Security Agreement) shall be in proper form for filing, registration, and recording and provided to the Collateral Agent for filing in each jurisdiction.

(xi)           The Buyer shall have received a legal opinion from counsel with respect to the transactions contemplated under this Agreement and the Transaction Documents, including the Indenture, the Security Agreement and the necessary Intercreditor Agreements.

(xii)         The Buyer shall have received evidence of insurance coverage in the form, scope, and substance satisfactory to the Buyer.

(xiii)       Each other Buyer shall have delivered to the Company such Buyer’s aggregate Purchase Price for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(xiv)       The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(xv)         After the date of this Agreement, there shall not have occurred any reverse or forward stock split, stock dividend, stock combination or and similar transaction involving the Common Stock of the Company.

(xvi)       The proceeds of the Notes shall be deposited into a deposit account for which the Collateral Agent for the Notes shall be the secured party under a deposit account control agreement.

7.               TERMINATION. If the Closing shall not have occurred with respect to a Buyer on or before seven days after the date hereof (the “Outside Date”), then such Buyer and the Company shall have the right to terminate their respective obligations under this Agreement with respect to such Buyer at any time on or after the close of business on the Outside Date without liability of such Buyer or the Company to any other party; provided, however, that (a) the right to terminate this Agreement under this Section 7 shall not be available to such a party if the failure to consummate the transactions contemplated by this Agreement with respect to such Buyer by the Outside Date is the result of such party’s breach of this Agreement and (b) the abandonment of the sale and purchase of the Notes shall be applicable only to such Buyer. If the Closing shall not have occurred with respect to a Buyer due to such Buyers’ breach of this Agreement and another Person shall not have fulfilled such Buyers’ obligation to purchase Notes hereunder within five days after such breach, then each other party hereto shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the expiration of such five day period without liability to any other party by written notice to the other parties hereto; provided, however, that the right to terminate under this sentence will not be available to a Buyer unless the aggregate amount of the unpurchased principal amount of Notes under this Agreement exceed 2.5% of the aggregate principal amount of the Notes set forth under “Original Principal Amount of Notes” on the signature pages hereto of all Buyers. Nothing contained in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

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8.               MISCELLANEOUS.

(a)             Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)             Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this agreement shall likewise create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof

(c)             Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)             Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(e)             Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Buyers holding a majority of the then-outstanding principal amount of the Notes, and any amendment or waiver to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all holders of Securities and the Company; provided, however, that no amendment shall be effective against any Buyer that is disproportionately affected by such amendment as compared to any other Buyer without such Buyer’s written consent; provided, further, that no amendment requiring any Buyer to purchase additional Securities shall be effective against a Buyer without such Buyer’s written consent; provided, further, that no waiver of the provisions of Section 6(a) shall be effective against a Buyer without such Buyer’s written consent. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents; provided, however, that for clarity, any Person’s participation in a subsequent securities offering of the Company shall not be consideration for this purpose. The Company has not, directly or indirectly, made any agreements with the Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Buyers has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. Whenever this Agreement requires the consent or approval of the holders of the Notes, unless otherwise expressly and specifically set forth in this Agreement, such consent or approval shall require the approval of the holders of the Notes holding a majority of the then-outstanding principal amount of the Notes.

(f)              Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) upon receipt, when sent by overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Medicine Man Technologies, Inc.

4880 Havana Street, Suite 201

Denver, CO 80239

Telephone:       (303) 371-0387

Facsimile:       (303) 371-0598

Attention:       General Counsel

E-mail:       dan@schwazze.com

If to a Buyer, to such Buyer’s address, facsimile and e-mail address set forth on such Buyer’s signature page hereto, with copies to such Buyer’s representatives as set forth on its signature page hereto. Any notice address, facsimile number or email address for a party may be changed by delivering such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the specified by written notice given to the Company or the Buyers, as applicable, five calendar days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and permitted assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers holding a majority of the then-outstanding principal amount of the Notes. Except as set forth in Section 4(k)(vi), a Buyer shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

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(h)             No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)              Survival. Unless this Agreement is terminated under Section 7, the covenants and agreements of the Company and the Buyer shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The representations and warranties of the Company shall survive the Closing until the one year anniversary thereof.

(j)              Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)             Indemnification.

(i)              Other than with respect to the Losses described in Section 4(k)(v)(1) which are subject to the indemnification and contribution provided by Section 4(k)(v) in lieu of this Section 8(k), in consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Notes thereunder and in addition to all of the Company’s and each Guarantor’s other obligations under the Transaction Documents, the Company and each Guarantor shall, jointly and severally, defend, protect, indemnify and hold harmless each Buyer and all of its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company or any of the Guarantors in any of the Transaction Documents, (B) any breach of any covenant, agreement or obligation of the Company or any of the Guarantors contained in any of the Transaction Documents or (C) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Indemnitee that arises out of or results from (1) the execution, delivery, performance or enforcement of any of the Transaction Documents, or (2) the status of such Buyer or holder of the Securities either as an investor in the Company or any Guarantor pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); provided, however, that the foregoing indemnity will not, as to any Indemnitee, be available to the extent that such Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee, the inaccuracy of any representation or warranty made by such Indemnitee, or the material breach of any Transaction Document or any agreements or understandings such Indemnitee may have with anyone other than the Company or a Subsidiary, or (y) any violations by such Indemnitee of state or federal laws. To the extent that the foregoing undertaking by the Company and the Guarantors may be unenforceable for any reason, the Company and the Guarantors, jointly and severally, shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

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(ii)            Promptly after receipt by an Indemnitee under this Section 8(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the indemnifying party, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the indemnifying party (in which case, if such Indemnitee notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party); provided, further, that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee which relates to such Indemnified Liability. The indemnifying party shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 8(k), except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action. The indemnification required by this Section 8(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitees against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law; provided, however, that the Losses described in Section 4(k)(v)(1) are subject to the indemnification and contribution provided by Section 4(k)(v) in lieu of this Section 8(k).

(l)              Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto. Each party hereto agrees that such party and/or its legal counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

(m)           Remedies. The Buyers and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

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(n)             Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever any Buyer exercises a right, election, demand or option under this Agreement and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)             Payment Set Aside. To the extent that the Company makes a payment or payments to a Buyer hereunder or pursuant to any of the other Transaction Documents or a Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)             Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance or non-performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceedings for such purpose. Each Buyer has been, or has had the opportunity to be, represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Buyers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Buyers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and the Buyer, solely, and not between the Company and the Buyers collectively and not between and among the Buyers.

(q)             Enforcement Fees. The prevailing party in any dispute under or relating to this Agreement shall have the right to collect from the other all costs and expenses incurred by such prevailing party as a result of enforcement of this Agreement and the collection of any amounts owed to such prevailing party hereunder (whether in cash, equity or otherwise), including reasonable attorneys’ fees and expenses.

(r)              Performance Date. If the date by which any obligation under any of the Transaction Documents must be performed occurs on a day other than a Business Day, then the date by which such performance is required shall be the next Business Day following such date.

[Signature Page(s) Follows]

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IN WITNESS WHEREOF, the Buyers, the Company and the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MEDICINE MAN TECHNOLOGIES, INC.

By:	/s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

GUARANTORS:

DOUBLE BROW, LLC
By: Schwazze Colorado LLC, its Sole Member
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

MISSION HOLDING, LLC
By: Schwazze Colorado LLC, its Sole Member
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

33

SCG HOLDING, LLC
By: Medicine Man Technologies, Inc., its Sole Member

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

SCHWAZZE COLORADO LLC
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

SCHWAZZE BIOSCIENCES, LLC
By: Schwazze Colorado LLC, its Sole Member
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

SBUD LLC
By: Schwazze Colorado LLC, its Manager
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

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MEDICINE MAN CONSULTING, INC.

By: /s/ Justin Dye
Name: Justin Dye
Title: President

TWO J’S LLC
By: Medicine Man Technologies, Inc., its Sole Member

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

MESA ORGANICS LTD.
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

MESA ORGANICS II LTD
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

35

MESA ORGANICS III LTD
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

MESA ORGANICS IV LTD
By: Medicine Man Technologies, Inc., it Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

PBS HOLDCO LLC
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

SCHWAZZE IP HOLDCO LLC
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

36

MIH MANAGER LLC
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

EMERALD FIELDS MERGER SUB, LLC
By: Schwazze Colorado LLC, its Sole Member
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

NUEVO HOLDING, LLC
By: Schwazze New Mexico, LLC, its Manager
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

NUEVO ELEMENTAL HOLDING, LLC
By: Schwazze New Mexico, LLC, its Manager
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

37

SCHWAZZE NEW MEXICO, LLC
By: Medicine Man Technologies, Inc., its Manager

By: /s/ Justin Dye
Name: Justin Dye
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

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IN WITNESS WHEREOF, the Buyers, the Company and the Guarantors have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Original Principal Amount	_______________________________________
of Notes:
$ _______________

By:
Name:
Title:

Copies of notices to:

Attention: [__________]
Email: [__________]

[Signature Page to Securities Purchase Agreement]

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SCHEDULES

December 3, 2021

These Schedules are made and given pursuant to the Securities Purchase Agreement (“Agreement”), dated as of the date hereof by and between Medicine Man Technologies, Inc., d/b/a Schwazze, a Nevada corporation (the “Company”), Double Brow, LLC, a Colorado limited liability company (“Double Brow”), Mission Holding, LLC, a Colorado limited liability company (“Mission”), SCG Holding, LLC, a Colorado limited liability company (“SCG”), Schwazze Colorado LLC, a Colorado limited liability company (“Schwazze Colorado”), Schwazze Biosciences, LLC, a Colorado limited liability company (“Schwazze Bio”), SBUD LLC, a Colorado limited liability company (“SBUD”), Medicine Man Consulting, Inc., a Colorado corporation (“Consulting”), Two J’s LLC d/b/a The Big Tomato, a Colorado limited liability company (“Two J’s”), Mesa Organics Ltd. d/b/a Star Buds/Purplebee’s, a Colorado limited liability company (“Mesa I”), Mesa Organics II Ltd, a Colorado limited liability company (“Mesa II”), Mesa Organics III Ltd, a Colorado limited liability company (“Mesa III”), Mesa Organics IV Ltd, a Colorado limited liability company (“Mesa IV”), Schwazze IP Holdco LLC, a Colorado limited liability company (“Schwazze IP”), MIH Manager LLC, a Colorado limited liability company (“MIH”), Emerald Fields Merger Sub, LLC, a Colorado limited liability company (“Emerald Fields”), PBS Holdco LLC, d/b/a Star Buds/Purplebee’s, a Colorado limited liability company (“PBS Holdco”), Nuevo Holding, LLC, a New Mexico limited liability company (“Nuevo Holding”), Nuevo Elemental Holding, LLC, a New Mexico limited liability company (“Nuevo Elemental”), and Schwazze New Mexico, LLC, a New Mexico limited liability company (“Schwazze NM,” and, collectively with Double Brow, Mission, SCG, Schwazze Colorado, Schwazze Bio, SBUD, Consulting, Two J’s, Mesa I, Mesa II, Mesa III, Mesa IV, Schwazze IP, MIH, Emerald Fields, PBS Holdco, Nuevo Holding and Nuevo Elemental, the “Guarantors”) and each of the investors listed on the Schedule of Buyers attached thereto (each individually a “Buyer” or “Holder” and collectively, the “Buyers” or the “Holders”).

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Agreement. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in these Schedules is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Unless otherwise set forth in the Agreement, inclusion of any item in these Schedules (a) does not represent a determination that such item is material or establish a standard of materiality, (b) does not represent a determination that such item did not arise in the ordinary course of business, (c) does not represent a determination that the transactions contemplated by the Agreement require the consent of or application or filing with third parties, and (d) shall not constitute, or be deemed to be, an admission to any third party concerning such item.

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Schedule 3(a)

Organization and Qualification

Subsidiary	Jurisdiction of Formation
SBUD LLC	Colorado
PBS HoldCo LLC	Colorado
Schwazze Colorado LLC	Colorado
Mesa Organics Ltd.	Colorado
Mesa Organics II Ltd	Colorado
Mesa Organics III Ltd	Colorado
Mesa Organics IV Ltd	Colorado
Medicine Man Consulting, Inc.	Colorado
Two Js LLC	Colorado
Double Brow, LLC	Colorado
Mission Holding, LLC	Colorado
SCG Holding, LLC	Colorado
Schwazze Biosciences, LLC	Colorado
MIH Manager LLC	Colorado
Schwazze IP Holdco LLC	Colorado
Emerald Fields Merger Sub, LLC	Colorado
Schwazze New Mexico, LLC	New Mexico
Nuevo Holding, LLC	New Mexico
Nuevo Elemental Holding, LLC	New Mexico

Pursuant to (i) the Loan Agreement, dated February 26, 2021 (as amended, the “Altmore Loan Agreement”), by and among Mesa Organics Ltd., Mesa Organics II Ltd, Mesa Organics III Ltd, Mesa Organics IV Ltd, SCG Holding, LLC, PBS Holdco LLC, SHWZ Altmore, LLC, as lender, and GGG Partners, LLC, as collateral agent, and (ii) the Security Agreement, dated February 26, 2021 (the “Altmore Security Agreement”), by and among Mesa Organics Ltd., Mesa Organics II Ltd, Mesa Organics III Ltd, Mesa Organics IV Ltd, SCG Holding, LLC and PBS Holdco LLC as grantors, pledgors, assignors and debtors in favor of GGG Partners, LLC, as collateral agent under the Loan Agreement, each of the Subsidiaries party thereto have granted a security interest in substantially all its assets and the following financing statements have been filed against the Subsidiaries party thereto:

1.	Financing Statement No. 20212018984, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against Mesa Organics Ltd., as amended by Financing Statement, No. 20212101952, filed on October 18, 2021 (collectively, “Mesa Organics Ltd. Financing Statement”).
2.	Financing Statement No. 20212018980, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against Mesa Organics II Ltd, as amended by Financing Statement, No. 20212101955, filed on October 18, 2021 (collectively, “Mesa Organics II Ltd Financing Statement”).
3.	Financing Statement No. 20212018972, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against Mesa Organics III Ltd, as amended by Financing Statement, No. 20212018972, filed on October 18, 2021 (collectively, “Mesa Organics III Ltd Financing Statement”).
4.	Financing Statement No. 20212018974, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against Mesa Organics IV Ltd, as amended by Financing Statement, No. 20212018974, filed on October 18, 2021 (collectively, “Mesa Organics IV Ltd Financing Statement”).
5.	Financing Statement No. 20212018960, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against SCG Holding, LLC, as amended by Financing Statement, No. 20212018960, filed on October 18, 2021 (collectively, “SCG Holding Financing Statement”).
6.	Financing Statement No. 20212018986, filed on February 26, 2021, in favor of GGG Partners, LLC as collateral agent, against PBS Holdco LLC, as amended by Financing Statement, No. 20212018986, filed on October 18, 2021 (collectively, “PBS Holdco Financing Statement”).

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Pursuant to the thirteen Asset Purchase Agreements, each dated as of June 5, 2020, among, on the one hand, SBUD LLC and Medicine Man Technologies, Inc., and, on the other hand, one or more of Colorado Health Consultants LLC, Starbuds Aurora LLC, SB Arapahoe LLC, Starbuds Commerce City LLC, Starbuds Pueblo LLC, Starbuds Alameda LLC, Citi-Med LLC, Starbuds Louisville LLC, KEW LLC, Starbuds Louisville LLC, Lucky Ticket LLC, Starbuds Niwot LLC, LM MJC LLC, Mountain View 44th LLC, and each equityholder party thereto, as amended by Omnibus Amendment No. 1, dated as of September 15, 2020, as further amended by Omnibus Amendment No. 2 , dated as of December 17, 2020 (collectively, the “Star Buds Group Asset Purchase Agreements”), and the Security Agreements listed below, each of Medicine Man Technologies, Inc. and SBUD LLC, have granted a security interest in substantially all of its assets (collectively, the “Star Buds Group Security Agreements”):

1.	Security Agreement, dated February 4, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and Colorado Health Consultants, LLC, as the secured party.
2.	Security Agreement, dated March 2, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Aurora LLC, as the secured party.
3.	Security Agreement, dated March 2, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and SB Arapahoe LLC, as the secured party.
4.	Security Agreement, dated December 18, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Commerce City, as the secured party.
5.	Security Agreement, dated December 17, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Pueblo LLC, as the secured party.
6.	Security Agreement, dated December 17, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Alameda LLC, as the secured party.
7.	Security Agreement, dated March 2, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and Citi-Med LLC, as the secured party.
8.	Security Agreement, dated March 2, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Louisville LLC, as the secured party.
9.	Security Agreement, dated March 2, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and KEW LLC, as the secured party.
10.	Security Agreement, dated December 18, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and Lucky Ticket LLC, as the secured party.
11.	Security Agreement, dated December 18, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and Starbuds Niwot LLC, as the secured party
12.	Security Agreement, dated December 18, 2020, by and among SBUD LLC, Medicine Man Technologies, Inc., and LM MJC LLC, as the secured party.
13.	Security Agreement, dated February 4, 2021, by and among SBUD LLC, Medicine Man Technologies, Inc., and Mountain View 44th LLC, as the secured party

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Schedule 3(b)

Authorization Enforcement; Validity

The following are stockholder agreements, voting agreements, or other similar arrangements with respect to the Medicine Man Technologies, Inc.’s capital stock:

1.	Dye Capital Cann Holdings, LLC (“Dye Capital Cann I”)
a.	Securities Purchase Agreement, dated June 5, 2019, as amended by Amendment to Securities Purchase Agreement, dated July 15, 2019, Amendment to Securities Purchase Agreement, dated May 20, 2020, and the Cann I Waiver (as defined below) (the “Dye Cann I SPA”)
b.	Consent, Waiver and Amendment dated December 16, 2020 (the “Cann I Waiver”)
2.	Dye Capital Cann Holdings II, LLC
a.	Securities Purchase Agreement, dated November 16, 2020, by and between Medicine Man Technologies, Inc. and Dye Capital Cann Holdings II, LLC, as amended by the Amendment to Securities Purchase Agreement, dated December 16, 2020, as further amended by the Second Amendment to Securities Purchase Agreement, dated February 3, 2021, as amended by the Third Amendment to Securities Purchase Agreement, dated March 30, 2021 (the “Dye Cann II SPA”)
b.	Letter Agreement dated December 16, 2020 (the “Dye Cann II Side Letter”)
3.	Star Buds Group
a.	Star Buds Group Asset Purchase Agreements
b.	Lock-Up Agreements with former direct or indirect owners of the Star Buds Group
4.	CRW Cann Holdings, LLC (“CRW”)
a.	Securities Purchase Agreement, dated February 26, 2021, by and between Medicine Man Technologies, Inc. and CRW
b.	Letter Agreement, dated February 26, 2021, by and between Medicine Man Technologies, Inc. and CRW (the “CRW Letter Agreement”)
5.	The Bylaws
6.	Lock-Up Agreements and similar covenants with direct or indirect owners of assets and companies acquired or to be acquired by the Company

The following are filings, consents or authorizations required by the Company, any of the Guarantors, their respective Board of Directors or their respective stockholders for the execution and delivery of the Agreement and the other Transaction Documents and consummation by the Company and the Guarantors of the transactions contemplated thereby:

1.	A waiver of certain covenants in the Dye Cann I SPA (the “Cann I SPA Waiver”), all of which have been obtained before or as of the date of the Agreement
2.	A waiver of certain covenants in the CRW Letter Agreement (the “CRW Letter Waiver”), all of which have been obtained before or as of the date of the Agreement
3.	Consents required under the Altmore Loan Agreement, the Altmore Security Agreement, the Star Buds Group Asset Purchase Agreements and the Star Buds Group Security Agreements, which will be provided in the Intercreditor Agreement to be entered into at the Closing
4.	Notices regarding piggyback registration rights to Priority Right Holders (notice only; no consent required)
5.	Filings and authorizations required in connection with satisfying the registration rights under Section 4(k) of the Agreement
6.	Filings and authorizations required in connection with satisfaction of the covenant in Section 4(f) of the Agreement
7.	Filings related to perfecting the Buyers’ security interest in the Collateral

43

Schedule 3(d)

No Conflicts

The Company has obtained the following consents before or as of the date of the Agreement:

1.	The Cann I SPA Waiver
2.	The CRW Letter Waiver

Consents required under the Altmore Loan Agreement, the Altmore Security Agreement, the Star Buds Group Asset Purchase Agreements and the Star Buds Group Security Agreements will be provided in the Intercreditor Agreement to be entered into at the Closing.

44

Schedule 3(f)

Acknowledgment Regarding Buyers’ Purchase of Securities

1.	Jeffrey Cozad, Jeffrey Garwood and Pratap Mukharji are directors of the Company and Buyers under the Agreement.
2.	Marc Rubin is a Buyer under the Agreement and affiliated with CRW, an entity that is a significant holder of the Company’s Series A Cumulative Convertible Preferred Stock and also a significant beneficial owner of the Common Stock. CRW Capital, LLC is the manager of CRW and has voting and investment control over the shares beneficially owned by CRW. Jeffrey Cozad and Marc Rubin are the managers of CRW Capital, LLC and share voting and investment control over the shares beneficially owned by CRW.
3.	The Benchmark Company, LLC (“Benchmark”) is serving as the Company’s placement agent in connection with the Agreement and the offer and sale of the Notes. Richard Messina, the owner of Benchmark, and David Lachtman, a managing director in Benchmark’s investment banking department providing services to the Company in connection with the Agreement and the offer and sale of the Notes, are Buyers under the Agreement.

45

Schedule 3(g)

No General Solicitation; Placement Agent Fees

The Company will pay the Placement Agent a cash fee equal to 1% of the amount of debt proceeds actually received by the Company under the Agreement, payable upon the Closing, and reimburse the Placement Agent for all documented reasonable and necessary travel and other out-of-pocket expenses of third parties incurred directly in connection with the Placement Agent’s engagement.

46

Schedule 3(j)

SEC Documents; Financial Statements

1.	Current Report on Form 8-K filed on December 23, 2020, reporting, among other things, an event that occurred on December 16, 2021.

2.	Current Report on Form 8-K filed on February 1, 2021, reporting, among other things, an event that occurred on December 15, 2020.

47

Schedule 3(k)

Absence of Certain Changes

(i)

1.	None.

(ii)

1.	The Company sold an Apeks 5000 CO2 supercritical CO2 extraction system to a third party for $315,000 under a Purchase and Sale Agreement dated January 13, 2021

(iii)

1.	Aurora Delivery Vehicle $34,470.75
2.	Bioscience - Biotage Selekt Chomatography $28,213.35
3.	Ethanol Extraction Expansion $132,431.53
4.	Retail Store Improvements $992,472.95
5.	SCG - Bobcat 3600 $13,995.00
6.	SCG - Building $1,926,966.00
7.	SCG - Kubata RTV Sidekick $16,217.51
8.	SCG - Kubota Sidekick $14,949.50
9.	SCG - Kubota Tractor $23,750.00
10.	SCG - SCG Truck $25,000.00
11.	SCG Water Rights $166,666.66
12.	Schwazze Van $153,285.00
13.	X3 Implementation $674,968.83

48

Schedule 3(o)

Transaction with Affiliates

1.	The Company has participated in several transaction with entities controlled by or affiliated with Justin Dye, as disclosed below and under the heading “Certain Relationships and Related Transactions – Transactions with Entities Affiliated with Justin Dye” in the Company’s proxy statement on Schedule 14A filed on November 4, 2021, and under the heading “Transactions with Entities Affiliated with Justin Dye” in Item 1, Note 7 in the Company’s Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2021, filed on November 15, 2021, which disclosures are incorporated herein by reference.

a.	Dye Cann I SPA, pursuant to which Dye Cann I purchased shares of Common Stock and warrants to purchase shares of Common Stock
b.	Cann I Waiver
c.	Cann I SPA Waiver
d.	Dye Cann II SPA, pursuant to which Cann II purchased shares of the Company’s Series A Cumulative Convertible Preferred Stock
e.	Dye Cann II Side Letter
f.	Secured Convertible Note Purchase Agreement, dated December 16, 2020, with Dye Capital pursuant to which the Company issued and sold to Dye Capital a Convertible Note and Security Agreement, and Conversion Notice and Agreement, dated February 26, 2021. pursuant to which the Company issued shares of Series A Cumulative Convertible Preferred Stock to Dye Capital upon conversion of the Convertible Note and Security Agreement
g.	Marketing services contract with Dekode Holdings, LLC d/b/a Tella. Justin Dye serves as the chairman of and has an indirect ownership interest in Dekode Holdings, LLC d/b/a Tella

2.	The Company has participated in a transaction with entities controlled by Jeffrey Cozad, as disclosed below and under the heading “Certain Relationships and Related Transactions – Transactions with CRW and Affiliated Entities” in the Company’s proxy statement on Schedule 14A filed on November 4, 2021, and under the heading “Transactions with CRW and Affiliated Entities” in Item 1, Note 7 in the Company’s Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2021, filed on November 15, 2021which disclosures are incorporated herein by reference.

a.	Securities Purchase Agreement, dated February 26, 2021, pursuant to which CRW purchased shares of the Company’s Series A Cumulative Convertible Preferred Stock
b.	CRW Letter Agreement
c.	CRW Letter Waiver

3.	Marketing services contract with Dekode Holdings, LLC d/b/a Tella. Nirup Krishnamurthy serves as the president of and has an indirect ownership interest in Dekode Holdings, LLC d/b/a Tella

4.	The Company has participated in several transactions with entities owned or affiliated with Brian Ruden as disclosed below and under the heading “Certain Relationships and Related Transactions – Transactions with Entities Affiliated with Brian Ruden” in the Company’s proxy statement on Schedule 14A filed on November 4, 2021 and under the heading “Transactions with Entities Affiliated with Brian Ruden” in Item 1, Note 7 in the Company’s Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2021, filed on November 15, 2021, which disclosures are incorporated herein by reference.

a.	Star Buds Group Asset Purchase Agreements
b.	Star Buds Group Security Agreements
c.	Trademark License Agreement, dated December 17, 2020, with Star Brands LLC under which Star Brands LLC licenses certain trademarks to SBUD LLC
d.	Leases for dispensary locations between SBUD LLC and the following entities:
i.	428 S. McCulloch LLC
ii.	Colorado Real Estate Holdings LLC
iii.	5844 Ventures LLC
iv.	5238 W 44th LLC
v.	14655 Arapahoe LLC
vi.	Montview Real Estate LLC

49

Schedule 3(p)

Equity Capitalization

(i)

1.	The right to participate in future issuances of securities and other rights under the Dye Cann I SPA and the CRW Letter Agreement.
2.	Liens pursuant to the Altmore Loan Agreement, the Altmore Security Agreement, the Star Buds Group Asset Purchase Agreements and the Star Buds Group Security Agreements

(ii)

1.	Options to purchase 10,493,250 shares of Common Stock issued under the Company’s 2017 Equity Incentive Plan
2.	Options to purchase 2,000,000 shares of Common Stock issued outside of the Company’s 2017 Equity Incentive Plan at $1.49 per share
3.	The right to receive 500,000 shares of Common Stock, which will vest at such time that the Company’s stock price appreciates to $8.00 per share with defined minimum average daily trading volume thresholds
4.	Warrants to purchase 17,018,750 shares of Common Stock
5.	82,838 shares of Series A Cumulative Convertible Preferred Stock
6.	Up to 4,428 shares of Series A Cumulative Convertible Preferred Stock held in escrow and issuable pursuant to the Star Buds Group Asset Purchase Agreements
7.	Asset Purchase Agreement, dated May 27, 2021, among (i) Medicine Man Technologies, Inc., (ii) SCG Holding, LLC, (iii) SCG Services, LLC, and (iv) the members of SCG Services, LLC pursuant to which SCG Holding, LLC purchased certain assets for consideration constating of approximately $1,200,000 in cash and 1,992,593 shares of Common Stock. The Company held back 10% of each of the cash portion and the Common Stock portion of the purchase price as collateral for potential indemnification claims. Any portion of the held-back consideration not used to satisfy indemnification claims will be released to the members of SCG Services, LLC on May 27, 2022.
8.	Asset Purchase Agreement, dated June 25, 2021, among (i) Medicine Man Technologies, Inc., (ii) Double Brow, LLC, (ii) BG3 Investments, LLC, (iii) Black Box Licensing, LLC, and (iv) Brian Searchinger, pursuant to which Double Brow, LLC will purchase certain assets for approximately $3,500,000 payable in cash and shares of Common Stock. The Company will hold back $350,000 of the consideration as collateral for potential indemnification claims. Any portion of the held-back consideration not used to satisfy indemnification claims will be released to the sellers in installments on January 1, 2022, June 30, 20222 and December 31, 2022.
9.	Asset Purchase Agreement, dated November 15, 2021, among (i) Double Brow, LLC, (ii) Medicine Man Technologies, Inc., (iii) Smoking Gun, LLC (“Smoking Gun Seller”); (iv) Smoking Gun Land Company, LLC (“SG Land”) and (v) the members of Smoking Gun Seller and SG Land pursuant to which Smoking Gun Seller and SG Land have agreed to sell their assets to Double Brow, LLC for consideration consisting of $4,000,000 in cash, subject to adjustment and an earn out, and 100,000 shares of Common Stock.
10.	Agreement and Plan of Merger, dated November 15, 2021, among (i) Medicine Man Technologies, Inc., (ii) Emerald Fields Merger Sub, LLC, (iii) MCG, LLC and other parties pursuant to which Emerald Fields Merger Sub, LLC will merge with and into MCG, LLC, with Emerald Fields Merger Sub, LLC continuing as the surviving entity for consideration of approximately $29 million, payable 60% in cash and 40% in shares of Common Stock, subject to adjustments. The Company will escrow 8% of the merger consideration, comprised of 60% cash and 40% Company common stock, as collateral for potential indemnification claims. Any portion of the escrowed merger consideration not used to satisfy indemnification claims will be released to MCG, LLC’s owners 50% on the first anniversary of the closing and any remaining amount on the 18-month anniversary of the closing.

50

(iii)

1.	Altmore Loan Agreement
2.	Altmore Security Agreement
3.	Parent Guaranty, dated February 26, 2021, by and between Medicine Man Technologies, Inc. and GGG Partners, LLC
4.	Intercompany Subordination Agreement, dated February 26, 2021, by and among by and among Mesa Organics Ltd., Mesa Organics II Ltd, Mesa Organics III Ltd, Mesa Organics IV Ltd, SCG Holding, LLC, PBS Holdco LLC and GGG Partners, LLC
5.	Intellectual Property Security Agreement, dated February 26, 2021, by and among by and among Mesa Organics Ltd., Mesa Organics I Ltd, Mesa Organics II Ltd, Mesa Organics III Ltd, Mesa Organics IV Ltd, SCG Holding, LLC, PBS Holdco LLC, and GGG Partners
6.	Promissory Note, dated February 26, 2021, by and among by and among Mesa Organics Ltd., Mesa Organics II Ltd, Mesa Organics III Ltd, Mesa Organics IV Ltd, SCG Holding, LLC, PBS Holdco LLC and SHWZ Altmore, LLC
7.	Star Buds Group Asset Purchase Agreements
8.	Star Buds Group Security Agreements.
9.	Purchase Agreement, dated November 29, 2021, among (i) Medicine Man Technologies, Inc., (ii) Nuevo Holding, LLC, (iii) Nuevo Elemental Holding, LLC, (iv) Reynold Greenleaf & Associates, LLC, (v) William N. Ford in his individual capacity and as Representative (as defined therein), (vi) Elemental Kitchen and Labs, LLC, and (vii) the equityholders named therein pursuant to which Nuevo Holding, LLC and Nuevo Elemental Holding, LLC have agreed to purchase certain assets of Reynold Greenleaf & Associates, LLC and the equity interest in Elemental Kitchen and Labs, LLC for aggregate consideration of $42,000,000, subject to adjustment and an earn out, payable $25,000,000 in cash and $17,000,000 in the form of a promissory note issued by Nuevo Holding, LLC and Nuevo Elemental Holding, LLC to Reynold Greenleaf & Associates, LLC (the “Nuevo Purchase Agreement”).

(iv)

1.	Mesa Organics Ltd. Financing Statement.
2.	Mesa Organics II Ltd Financing Statement.
3.	Mesa Organics III Ltd Financing Statement.
4.	Mesa Organics IV Ltd Financing Statement.
5.	SCG Holding Financing Statement.
6.	PBS Holdco Financing Statement.
7.	Financing Statement, No. 2020113904, filed on July 6, 2020, in favor of Eplus Technology, Inc., against Medicine Man Technologies, Inc.

(v)

1.	Registration rights set forth in the Dye Cann I SPA
2.	Registration rights set forth in the Dye Cann II SPA
3.	Registration rights set forth in the Securities Purchase Agreement, dated February 26, 2021, by and between Medicine Man Technologies, Inc. and CRW Cann Holdings (“CRW SPA”)

(vi)

1.	The Company’s Series A Cumulative Convertible Preferred Stock
2.	The Bylaws

(viii)

1.	The Company’s 2017 Equity Incentive Plan

Stock Options Granted Outside the Company’s 2017 Equity Incentive Plan

1.	Options to purchase 2,000,000 shares of Common Stock at $1.49 per share

51

Schedule 3(q)

Indebtedness and Other Contracts

(i)

1.	Approximately $44,250,000 in deferred cash consideration, which earns interest, owed under the Star Buds Group Asset Purchase Agreements (the “Star Buds Group Debt”)
2.	Approximately $15,000,000 owed under the Altmore Loan Agreement (the “Altmore Debt”)
3.	The disclosures set forth on Schedule 3(p)(ii), (iii) and (iv) are incorporated herein by reference
4.	Asset Purchase Agreement, dated June 25, 2021, among (i) Double Brow, LLC, (ii) Brow 2, LLC and (iii) Brian Welsh pursuant to which Double Brow, LLC will purchase certain assets for approximately $6,700,000 payable in cash. The Company will hold back $500,000 of the consideration as collateral for potential indemnification claims. Any portion of the held-back consideration not used to satisfy indemnification claims will be released to the seller on the first anniversary of the closing.
5.	Parent Guaranty, dated February 26, 2021, by and between Medicine Man Technologies, Inc. and GGG Partners, LLC
6.	Real property leases for the following locations:

Location	Total Capital Lease Obligation as of 11/30/2021
Big Tomato	$124,262
CitiMedd	$135,468
Purplebee's (Baxter Rd)	$1,591,493
Pueblo East (Hwy 50 East)	$198,937
Ordway	$309,457
Rocky Ford	$309,457
Las Animas	$309,457
Louisville	$212,753
Pueblo	$110,196
Pecos-NW Denver/Lucky Ticket	$230,720
CitioMed	$75,580
Brighton	$165,265
Niwot	$144,009
Aurora	$147,248
Pueblo West/Alameda	$106,217
Arapahoe/SE Aurora	$291,362
Longmont	$84,936
Federal Heights/KEW	$437,160
Commerce City	$106,217
Lakeside	$113,976
West 2nd Avenue Distribution Center	$2,179,995

(ii)

1.	The Nuevo Purchase Agreement

52

Schedule 3(ff)

Other Covered Person

1.	The Placement Agent

53

Schedule 3(hh)

Title

1.	The Altmore Loan Agreement, the Altmore Security Agreement, the Star Buds Group Asset Purchase Agreements and the Star Buds Group Security Agreements
2.	Liens on the Real Property granted by Persons other than the Company and its Subsidiaries

54

Schedule 3(ii)

Fixtures and Equipment

Liens arising under or related to the Altmore Loan Agreement, the Altmore Security Agreement, the Star Buds Group Asset Purchase Agreements and the Star Buds Group Security Agreements

55

Schedule 3(ss)

Ranking Notes

1.	Star Buds Group Debt
2.	Altmore Debt

56

Schedule 4(k)(i)(3)

Priority Right Holder

1.	Registration rights set forth in the Dye Cann I SPA
2.	Registration rights set forth in the Dye Cann II SPA
3.	Registration rights set forth in CRW SPA

57

Schedule 4(o)(iii)

Deposit Accounts

Company	Bank	Address	Account Number	Account Type
Medicine Man Technologies Inc.	[Redacted]	[Redacted]	[Redacted]	Investment Account
Two J’s LLC	[Redacted]	[Redacted]	[Redacted]	Checking Account
Double Brow, LLC	[Redacted]	[Redacted]	[Redacted]	Checking Account

58

EXHIBIT A

FORM OF INDENTURE

(See attached.)

EXHIBIT B

FORM OF Security Agreement

(See attached.)

EXHIBIT C

FORM OF SECRETARY’S CERTIFICATE

(See attached.)

SECRETARY’S CERTIFICATE

MEDICINE MAN TECHNOLOGIES, INC.

December [_], 2021

This Secretary’s Certificate is delivered pursuant to Section 6(a)(iv) of the Securities Purchase Agreement (the “Agreement”), dated as of December 3, 2021, by and among Medicine Man Technologies, Inc., a Nevada corporation (the “Company”), Double Brow, LLC, a Colorado limited liability company (“Double Brow”), Mission Holding, LLC, a Colorado limited liability company (“Mission”), SCG Holding, LLC, a Colorado limited liability company (“SCG”), Schwazze Colorado LLC, a Colorado limited liability company (“Schwazze Colorado”), Schwazze Biosciences, LLC, a Colorado limited liability company (“Schwazze Bio”), SBUD LLC, a Colorado limited liability company (“SBUD”), Medicine Man Consulting, Inc., a Colorado corporation (“Consulting”), Two J’s LLC d/b/a The Big Tomato, a Colorado limited liability company (“Two J’s”), Mesa Organics Ltd. d/b/a Star Buds/Purplebee’s, a Colorado limited liability company (“Mesa I”), Mesa Organics II Ltd, a Colorado limited liability company (“Mesa II”), Mesa Organics III Ltd, a Colorado limited liability company (“Mesa III”), Mesa Organics IV Ltd, a Colorado limited liability company (“Mesa IV”), Schwazze IP Holdco LLC, a Colorado limited liability company (“Schwazze IP”), MIH Manager LLC, a Colorado limited liability company (“MIH”), Emerald Fields Merger Sub, LLC, a Colorado limited liability company (“Emerald Fields”), PBS Holdco LLC, d/b/a Star Buds/Purplebee’s, a Colorado limited liability company (“PBS Holdco”), Nuevo Holding, LLC, a New Mexico limited liability company (“Nuevo Holding”), Nuevo Elemental Holding, LLC, a New Mexico limited liability company (“Nuevo Elemental”), and Schwazze New Mexico, LLC, a New Mexico limited liability company (“Schwazze NM” and, collectively with Double Brow, Mission, SCG, Schwazze Colorado, Schwazze Bio, SBUD, Consulting, Two J’s, Mesa I, Mesa II, Mesa III, Mesa IV, Schwazze IP, MIH Emerald Fields, PBS Holdco, Nuevo Holding and Nuevo Elemental, the “Guarantors”) and each of the investors listed on the Schedule of Buyers attached thereto.

The undersigned, does hereby certify in his capacity as Secretary of Company, that he has been duly elected and qualified as, and at this date, is, the Secretary of the Company and that:

1.                   Attached hereto as Exhibit A is a complete and accurate copy of the Company’s Articles of Incorporation as filed with the Secretary of State of the State of Nevada, as amended (the “Articles”), and the Articles have not been further amended, modified or rescinded and remain in full force and effect on the date hereof.

2.                   Attached hereto as Exhibit B is a complete and accurate copy of the Company’s Amended and Restated Bylaws (the “Bylaws”), and the Bylaws have not been amended, modified or rescinded and remain in full force and effect on the date hereof.

3.                   Attached hereto as Exhibit C is a complete and accurate copy of the resolutions of the board of directors of the Company and each Guarantor approving the execution and delivery of the Agreement and the other Transaction Documents to which each is a party and the consummation by the Company and the Guarantors of the transactions contemplated thereby, and such resolutions have not been amended, modified or rescinded since their adoption and remain in full force and effect on the date hereof.

[Signature Page to Follow]

C-1

IN WITNESS WHEREOF, the undersigned has executed this Secretary’s Certificate on the date first written above.

By:_____________________________________

Dan Pabon, Secretary

[Signature Page to the Secretary’s Certificate]

C-2

Exhibit A

Articles of Incorporation

C-3

Exhibit B

Bylaws

C-4

Exhibit C

Resolutions of the Board of Directors

C-5

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

(See attached.)

MEDICINE MAN TECHNOLOGIES, INC.

OFFICER’S CERTIFICATE

Dated: December [_], 2021

This Officer’s Certificate is made and delivered by Medicine Man Technologies, Inc., a Nevada corporation (the “Company”), pursuant to Section 6(a)(vi) of the Securities Purchase Agreement (the “Agreement”), dated as of December 3, 2021, by and among the Company, Double Brow, LLC, a Colorado limited liability company (“Double Brow”), Mission Holding, LLC, a Colorado limited liability company (“Mission”), SCG Holding, LLC, a Colorado limited liability company (“SCG”), Schwazze Colorado LLC, a Colorado limited liability company (“Schwazze Colorado”), Schwazze Biosciences, LLC, a Colorado limited liability company (“Schwazze Bio”), SBUD LLC, a Colorado limited liability company (“SBUD”), Medicine Man Consulting, Inc., a Colorado corporation (“Consulting”), Two J’s LLC d/b/a The Big Tomato, a Colorado limited liability company (“Two J’s”), Mesa Organics Ltd. d/b/a Star Buds/Purplebee’s, a Colorado limited liability company (“Mesa I”), Mesa Organics II Ltd, a Colorado limited liability company (“Mesa II”), Mesa Organics III Ltd, a Colorado limited liability company (“Mesa III”), Mesa Organics IV Ltd, a Colorado limited liability company (“Mesa IV”), Schwazze IP Holdco LLC, a Colorado limited liability company (“Schwazze IP”), MIH Manager LLC, a Colorado limited liability company (“MIH”), Emerald Fields Merger Sub, LLC, a Colorado limited liability company (“Emerald Fields”), PBS Holdco LLC, d/b/a Star Buds/Purplebee’s, a Colorado limited liability company (“PBS Holdco”), Nuevo Holding, LLC, a New Mexico limited liability company (“Nuevo Holding”), Nuevo Elemental Holding, LLC, a New Mexico limited liability company (“Nuevo Elemental”), and Schwazze New Mexico, LLC, a New Mexico limited liability company (“Schwazze NM,” and, collectively with Double Brow, Mission, SCG, Schwazze Colorado, Schwazze Bio, SBUD, Consulting, Two J’s, Mesa I, Mesa II, Mesa III, Mesa IV, Schwazze IP, MIH, Emerald Fields, PBS Holdco, Nuevo Holding, and Nuevo Elemental, the “Guarantors”) and each of the investors listed on the Schedule of Buyers attached thereto. Any capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

The undersigned, Justin Dye, Chief Executive Officer of the Company does hereby certify on behalf of Company in such capacity as follows:

1.                  All representations and warranties of Company set forth in the Agreement are true and correct as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date).

2.                  The Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing.

[Signature Page Follows]

D-1

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

MEDICINE MAN TECHNOLOGIES, INC.

By:______________________

Name: Justin Dye

Title: Chief Executive Officer

[Signature Page to Officer’s Certificate]

D-2

EXHIBIT E

FORM OF JOINDER AGREEMENT

Reference is made to the Securities Purchase Agreement, dated as of December 3, 2021 (as may be amended from time to time, the “Securities Purchase Agreement”), by and among Medicine Man Technologies, Inc., d/b/a/ Schwazze, a Colorado corporation, and the other parties thereto, if any. The undersigned agrees, by execution hereof, to become a party to, and to be subject to the rights and obligations under the Securities Purchase Agreement.

[NAME]

By: __________________________________

Name:

Title:

Date:

Address:

E-1